UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020
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Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive, Suite 150
Austin, TX 78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-6350
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On February 27, 2020, Brigham Minerals, Inc. (the "Company") issued a press release announcing its operating and financial results for the quarter and year ended December 31, 2019. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2020, upon the recommendation of the Nominating and Governance Committee of the Company, the Board of Directors of the Company appointed Carrie Clark as a director. Ms. Clark will serve as a Class III director of the Company until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2022, or until her successor is duly elected and qualified. Ms. Clark will serve on the Audit Committee of the Board of Directors of the Company.
Ms. Clark, age 43, has served as Senior Vice President, Land and General Counsel of University Lands since 2015, developing and managing legal and land management strategy for over 2.1 million acres of fee lands in Texas to generate oil and gas royalty and surface revenue for the benefit of the University of Texas and Texas A&M University Systems. From 2014 to 2015, Ms. Clark served as Deputy General Counsel of Talos Energy Inc., an offshore energy company focused on oil and gas exploration and production in the Gulf of Mexico and offshore Mexico. From 2011 to 2015, Ms. Clark served as Vice President, Land and Legal for Enervest Operating, LLC, where she led a large, diverse team of land and legal professionals in supporting the ownership, operation, and management of EnerVest’s oil and gas assets in North America. From 2008 to 2011, Ms. Clark served as Assistant General Counsel and Corporate Secretary for a wholesale generation and transmission electric cooperative structured as a 501(c)(3) which provided power supply planning and approximately $1 billion in annual electricity sales to rural Texans across much of the state. From 1998 to 2008, Ms. Clark served as landman and attorney at Shell Oil Company in New Orleans and Houston. Ms. Clark received a double major in Finance and Petroleum Land Management from Texas Tech University and a Doctor of Jurisprudence from the University of Houston Law Center.
There are no arrangements or understandings between Ms. Clark and any other person pursuant to which she was elected director. The Company is not aware of any transaction in which Ms. Clark has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Clark will be compensated for her services on the Board of Directors under the Company’s standard arrangement for non-employee directors, which consists of an annual cash retainer of $65,000 for each non-employee director and an annual equity-based award granted to each non-employee director under the 2019 Long Term Incentive Plan with an aggregate fair market value of approximately $140,000 on the date of grant.
On February 27, 2020, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Clark pursuant to which the Company agrees to indemnify her against certain liabilities that may arise by reason of her status as director and to advance her expenses incurred as a result of any proceedings against her as to which she could be indemnified. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

Item 5.08 Shareholder Director Nominations.
On February 27, 2020, the Board of Directors of the Company determined that the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will be held on May 28, 2020. The Company’s stockholders of record as of the close of business on March 31, 2020 shall be entitled to notice of and to vote at the 2020 Annual Meeting. Because the Company did not hold an annual meeting of stockholders in 2019, the Company has set a deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2020 Annual Meeting. Pursuant to the rules of the Securities and

Exchange Commission (“SEC”), the Company is providing notice of the deadlines for such proposals by means of this Form 8-K.
Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting in accordance with Rule 14a-8 must be delivered to, or mailed and received at, the Company’s principal executive offices at 5914 W. Courtyard Drive, Suite 150, Austin, Texas 78730 on or before the close of business on March 12, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting must also comply with all applicable SEC rules.
In addition, as the 2020 Annual Meeting date is not greater than 30 days before or greater than 60 days after May 1, 2020, the deadline for receipt of notice of a stockholder proposal or director nomination pursuant to the Company’s amended and restated bylaws will remain as disclosed in the Bylaws, or February 1, 2020, which is the 90th day prior to May 1, 2020. Thus, the deadline by which notice of a stockholder proposal or director nomination must have been received at the Company’s executive offices to be considered timely has passed.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement
99.1	Press release issued by Brigham Minerals, Inc., dated February 27, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRIGHAM MINERALS, INC.

By:    /s/ Blake C. Williams
Name:    Blake C. Williams

Title:	Chief Financial Officer
Date: February 27, 2020